Re: Retention Agreement Via Hand Delivery B. Bradford Martz Dear Brad: We consider your continued service and dedication to United Insurance Holdings Corp. (“United”) essential to our business plan. To reward you for remaining employed with United and in good standing, we are pleased to offer you this retention pay, as described in this Retention Agreement. In recognition of your continued service with United through and until December 31, 2023 (the "Retention Period"), we are offering you retention pay in the amount of $283,500.00, less all applicable withholdings and deductions required by law (the "Retention Pay"). You will be eligible to retain the Retention Pay if all of the following eligibility criteria are satisfied: 1. You are actively employed by United on the last day of the Retention Period. 2. You have not given notice of your intent to resign from employment on or before the last day of the Retention Period. 3. United has not given you notice of its intent to terminate your employment on or before the last day of the Retention Period and you satisfy all of the other eligibility criteria. 4. If you are eligible to receive the Retention Pay and sign and return this Retention Agreement to the General Counsel within five (5) days of receiving same, the Retention Pay will be paid to you on the next regularly scheduled pay date; provided, however, that you acknowledge that you will not fully earn the Retention Pay until the end of the Retention Period. 5. RE-PAYMENT OBLIGATIONS. (a) If you resign from employment with United with Good Reason, as defined in the Employment Agreement dated October 1, 2020 by and between you and United (the “Employment Agreement”), before the close of the Retention Period, you agree to re-pay to United the gross Retention Pay, within fifteen (15) days after the termination of your employment, as follows: i. One hundred percent (100%) of the Retention Pay if your employment with United ends on or before May 31, 2023; and

2 ii. Fifty percent (50%) of the Retention Pay if your employment with United ends anytime between June 1, 2023 and December 31, 2023. (b) If United terminates your employment for Cause or if you resign without Good Reason, as each is defined in the Employment Agreement, before the close of the Retention Period, Retention Pay shall be forfeited and you shall re-pay the gross Retention Pay to United. (c) If your employment with United is terminated due to death or disability, as defined in the Employment Agreement, before the close of the Retention Period, you or your estate shall re-pay Retention Pay to United in accordance with the schedule set forth in paragraph 5(a) herein. Your employment remains subject to the Employment Agreement. 6. Effect of Insolvency. Notwithstanding anything to the contrary herein, Retention Pay shall become fully earned in the event United (a) becomes insolvent, (B) is generally unable to pay, or fails to pay, its debts as they become due, (C) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law, (D) makes or seeks to make a general assignment for the benefit of its creditors, or (E) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its business. 7. Section 409A. This Retention Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") and shall be construed and administered in accordance with Section 409A. 8. Entire Agreement. This Retention Agreement contains all of the understandings and representations between United and you relating to the Retention Pay and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, with respect to the subject matter of “retention pay;” provided, however, that this Retention Agreement shall not supersede, modify or alter any other agreements between United and you, and specifically your Employment Agreement dated October 1, 2020 shall remain in full force and effect. This Retention Agreement may not be amended or modified unless in writing signed by both the Chief Executive Officer of United and you. 9. Governing Law and Venue. This Retention Agreement and all related documents, and all matters arising out of or relating to this Retention Agreement, whether sounding in contract, tort, or statute for all purposes shall be governed by and construed in accordance with the laws of the State of Florida (including its statutes of limitations and Florida Choice of Law statutes), without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. Any suit, action or other legal proceeding arising out of, or relating to, this Retention Agreement shall be brought in a court of competent jurisdiction in Pinellas County, Florida, having subject matter jurisdiction thereof and you and United agree to submit to the jurisdiction of such forum. 10. Enforcement Costs. If you fail to repay any Retention Pay owed to United, it will be considered a material breach of this Retention Agreement. Accordingly, if United is forced to

3 seek court enforcement of this Agreement, United shall be entitled to recover from you not only the Retention Pay it is owed, but also its reasonable attorneys’ fees and expenses, court costs and all expenses even if not taxable as court costs (including, but not limited to, all attorneys’ fees and expenses incident to any appeals), incurred in that action or proceeding, in addition to any other relief to which such it may be entitled under the law. Please sign and date this Retention Agreement and return the signed copy via electronic mail to Brooke Adler at badler@upcinsurance.com no later than December 23, 2022. We look forward to your continued employment with us. United Insurance Holdings Corp. By:_/s/ R. Daniel Peed R. Daniel Peed Chief Executive officer Date: December 21, 2022 Agreed to and accepted by: /s/ B. Bradford Martz B. Bradford Martz Date: December 21, 2022